                      AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND BETWEEN

                    AMERICAN CENTURY GOVERNMENT INCOME TRUST

                                       and

                       AMERICAN CENTURY MUTUAL FUNDS, INC.

                      AGREEMENT AND PLAN OF REORGANIZATION

         AGREEMENT AND PLAN OF REORGANIZATION made as of August 8, 2001 by and between American Century Government Income Trust, a Massachusetts business trust
("ACGIT"), and American Century Mutual Funds, Inc., a Maryland corporation
("ACMF").

         WHEREAS, the parties desire that substantially all of the assets and liabilities of the Limited-Term Bond portfolio of ACMF ("Limited-Term Bond") to be transferred to, and be acquired and assumed by, the Short-Term Government portfolio of ACIT ("Short-Term Government") in exchange for shares of Short-Term
Government which shall thereafter be distributed by ACMF to the holders of shares of Limited-Term Bond, all as described in this Agreement (the
"Reorganization");

         WHEREAS, the parties intend that the transfer of assets, assumption of liabilities and distribution of shares in Limited-Term Bond be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of
1986, as amended (the "Code"); and

         WHEREAS, the parties intend that in connection with the Reorganization,
Limited-Term Bond shall be terminated and de-registered as described in this
Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and subject to the terms and conditions hereof, and intending to be legally bound hereby, ACMF and ACGIT agree as follows:

1.       TRANSFER OF ASSETS OF LIMITED-TERM BOND.

         1.1.     At the Effective Time (as defined in Section 8), ACMF shall transfer and convey to ACGIT, on behalf of Short-Term
                  Government, all property of every description, and all
                  interests, rights, privileges and powers of Limited-Term Bond
                  (such assets, the "Limited-Term Bond Assets"). Simultaneously,
                  ACGIT shall, on behalf of Short-Term Government, accept the
                  Limited-Term Bond Assets and assume all liabilities, whether accrued, absolute, contingent or otherwise, of Limited-Term
                  Bond reflected in the calculation of Limited-Term Bond's net asset value (the "Limited-Term Bond Liabilities"). As a
                  result, at and after the Effective Time: (i) all assets of
                  Limited-Term Bond shall become and be the assets of Short-Term
                  Government; and (ii) all known liabilities of Limited-Term
                  Bond reflected as such in the calculation of Limited-Term
                  Bond's net asset value shall attach to Short-Term Government as aforesaid and may thenceforth be enforced against
                  Short-Term Government to the extent as if the same had been incurred by it. Without limiting the generality of the
                  foregoing, the Limited-Term Bond Assets shall include all
                  property and assets of any nature whatsoever, including
                  without limitation, all cash, cash equivalents, securities, other investments, claims and receivables (including dividend and interest receivables) owned by Limited-Term Bond, and any deferred or prepaid expenses shown as an asset on Limited-Term
                  Bond's books at the Effective Time, and all good will, other intangible property and books and records belonging to
                  Limited-Term Bond. Recourse by any person for the Limited-Term
                  Bond Liabilities assumed by Short-Term Government shall, at and after the Effective Time, be limited to Short-Term
                  Government.

         1.2      In exchange for the transfer of the Limited-Term Bond Assets and the assumption of the Limited-Term Bond Liabilities, ACGIT shall simultaneously issue at the Effective Time to
                  Limited-Term Bond a number of full and fractional shares (to the third decimal place) of Short-Term Government, all
                  determined and adjusted as provided in this Agreement. The number of shares of Short-Term Government so issued will have an aggregate net asset value equal to the value of the
                  Limited-Term Bond Assets, less the Limited-Term Bond
                  Liabilities, that are represented by shares of Limited-Term
                  Bond, the holders of which shall receive shares of Short-Term
                  Government, all determined and adjusted as provided in this
                  Agreement.

         1.3.     The net asset values of shares of Short-Term Government and of
                  Limited-Term Bond shall be determined as of the Valuation
                  Time, as defined in Section 3.

         1.4.     The net asset value of shares of Short-Term Government shall be computed in the manner set forth in Short-Term Government's then-current prospectus under the Securities Act of 1933, as amended (the "1933 Act"). The net asset value of the
                  Limited-Term Bond Assets to be transferred by ACMF shall be computed by ACMF and shall be subject to adjustment by the amount, if any, agreed to by ACGIT and ACMF. In determining the value of the securities transferred by Limited-Term Bond to Short-Term Government, each security shall be priced in accordance with the policies and procedures of ACGIT as
                  described in its then-current prospectus and statement of
                  additional information and adopted by ACGIT's Board of
                  Trustees, which are and shall be consistent with the policies now in effect for ACMF. Price quotations and the security
                  characteristics relating to establishing such quotations shall be determined by ACGIT, provided that such determination shall be subject to the approval of ACMF.

2.       LIQUIDATING DISTRIBUTION AND TERMINATION OF LIMITED-TERM BOND.

         Immediately after the Effective Time, Limited-Term Bond shall distribute in the complete liquidation pro rata to the record holders of its shares at the Effective Time the shares of Short-Term Government to be received by the record holders of Limited-Term Bond. In accordance with instructions it receives from ACMF, ACGIT shall record on its books the ownership of shares of Short-Term Government by the record holders of shares of Limited-Term Bond. All of the issued and outstanding shares of Limited-Term Bond shall be redeemed and canceled on the books of ACMF at the Effective Time and shall thereafter represent only the right to receive the shares of Short-Term
         Government, and Limited-Term Bond's transfer books shall be closed permanently. As soon as practicable after the Effective Time, ACMF shall take all steps as shall be necessary and proper to effect the dissolution of Limited-Term Bond under federal and state law. After the
         Effective Time, ACMF shall not conduct any business with respect to
         Limited-Term Bond except in connection with Limited-Term Bond's liquidation and dissolution.

3.       VALUATION TIME.

         Subject to Section 1.4 hereof, the Valuation Time for the
         Reorganization shall be on such date as may be agreed by the duly authorized officers of both parties hereto.

4.       CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF ACMF.

         ACMF, on behalf of itself and Limited-Term Bond, represents and warrants to, and agrees with, ACGIT as follows:

         4.1.     ACMF is a Maryland corporation duly created pursuant to its
                  Articles of Incorporation for the purpose of acting as a
                  management investment company under the 1940 Act and is
                  validly existing under the laws of, and duly authorized to transact business in, the State of Maryland. Limited-Term Bond is registered with the Securities and Exchange Commission (the
                  "SEC") as an open-end management investment company under the
                  Investment Company Act of 1940, as amended (the "1940 Act"), and such registration is in full force and effect.

         4.2.     ACMF has power to own all of its properties and assets and, subject to the approval of shareholders referred to herein, to carry out and consummate the transactions contemplated hereby, and has all necessary federal, state and local authorizations to carry on its business as now being conducted and to
                  consummate the transactions contemplated by this Agreement.

         4.3.     This Agreement has been duly authorized, executed and
                  delivered by ACMF, and represents ACMF's valid and binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization,
                  arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. The execution and delivery of this Agreement does not and will not, and the consummation of the transactions contemplated by this Agreement will not,
                  violate ACMF's Articles of Incorporation, By-laws, or any
                  agreement or arrangement to which it is a party or by which it is bound.

         4.4.     Limited-Term Bond has elected to qualify and has qualified as a "regulated investment company" under Subtitle A, Chapter 1,
                  Subchapter M, Part I of the Code, as of and since its first taxable year; has been a regulated investment company at all times since the end of its first taxable year when it so
                  qualified; and qualifies and shall continue to qualify as a regulated investment company until the Effective Time.

         4.5.     All federal, state, local and foreign income, profits,
                  franchise, sales, withholding, customs, transfer and other taxes, including interest, additions to tax and penalties
                  (collectively, "Taxes") relating to the Limited-Term Bond
                  Assets or properly shown to be due on any return filed by
                  Limited-Term Bond with respect to taxable periods ending on or prior to, and the portion of any interim period up to, the date hereof have been fully and timely paid or provided for;
                  and there are no levies, liens, or other encumbrances relating to Taxes existing, threatened or pending with respect to the
                  Limited-Term Bond Assets.

         4.6.     The financial statements of Limited-Term Bond for the fiscal year ended October 31, 2000, audited by Deloitte & Touche,
                  LLP, independent auditors, copies of which have been
                  previously furnished to ACGIT, present fairly the financial position of Limited-Term Bond as of October 31, 2000 and the results of its operations for the year then ending, in
                  conformity with generally accepted accounting principles.

         4.7.     Prior to the Valuation Time, Limited-Term Bond shall have
                  declared a dividend or dividends, with a record date and
                  ex-dividend date prior to such Valuation Time, which, together with all previous dividends, shall have the effect of
                  distributing to its shareholders all of its investment company taxable income, if any, for the taxable periods or years ended on or before Limited-Term Bond's most recent fiscal year end, and for the period from said date to and including the
                  Effective Time (computed without regard to any deduction for dividends paid), and all of its net capital gain, if any,
                  realized in taxable periods or years ended on or before
                  Limited-Term Bond's fiscal year end and for the period from said date to and including the Effective Time. Such dividends will be paid to shareholders of Limited-Term Bond prior to the
                  Effective Date.

         4.8.     At both the Valuation Time and the Effective Time, there shall be no known liabilities of Limited-Term Bond, whether accrued, absolute, contingent or otherwise, not reflected in the net asset value per share of its outstanding shares.

         4.9.     There are no legal, administrative or other proceedings
                  pending or, to ACMF's knowledge threatened, against ACMF or
                  Limited-Term Bond which could result in liability on the part of Limited-Term Bond.

         4.10.    Subject to the approval of shareholders, at both the Valuation
                  Time and the Effective Time, ACMF shall have full right, power and authority to assign, transfer and deliver the Limited-Term
                  Bond Assets and, upon delivery and payment for the
                  Limited-Term Bond Assets as contemplated herein, Short-Term
                  Government shall acquire good and marketable title thereto, free and clear of all liens and encumbrances, and subject to no restrictions on the ownership or transfer thereof (except as imposed by federal or state securities laws).

         4.11.    No consent, approval, authorization or order of any court or governmental authority is required for the consummation by
                  ACMF of the transactions contemplated by this Agreement,
                  except such as may be required under the 1933 Act, the
                  Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act, the rules and regulations under those Acts, and state securities laws.

         4.12.    Insofar as the following relate to ACMF, the registration
                  statement filed by ACGIT on Form N-14 relating to the shares of Short-Term Government that will be registered with the SEC pursuant to this Agreement, which, without limitation, shall include a proxy statement of ACMF and the prospectus of ACGIT with respect to the transactions contemplated by this
                  Agreement, and any supplement or amendment thereto or to the documents contained or incorporated therein by reference (the
                  "N-14 Registration Statement"), on the effective date of the
                  N-14 Registration Statement, at the time of any shareholders'
                  meeting referred to herein and at the Effective Time: (i)
                  shall comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act, the rules and regulations thereunder, and state securities laws, and (ii)
                  shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
                  provided, however, that the representations and warranties in this subsection shall apply only to statements in or omissions from the N-14 Registration Statement made in reliance upon and in conformity with information furnished by ACMF for use in the N-14 Registration Statement.

         4.13.    All of the issued and outstanding shares of Limited-Term Bond have been duly and validly issued, are fully paid and
                  non-assessable, and were offered for sale and sold in
                  conformity with all applicable federal and state securities laws, and no shareholder of Limited-Term Bond has any
                  preemptive right of subscription or purchase in respect of such shares.

5.       CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF ACGIT.

         ACGIT, on behalf of itself and Short-Term Government, represents and warrants to, and agrees with, ACMF as follows:

         5.1.     ACGIT is a Massachusetts business trust duly created pursuant to a Declaration of Trust for the purpose of acting as a
                  management investment company under the 1940 Act and is
                  validly existing under the laws of, and duly authorized to transact business in, the Commonwealth of Massachusetts,
                  Short-Term Government is registered with the SEC as an
                  open-end management investment company under the 1940 Act and such registration is in full force and effect.

         5.2.     ACGIT has the power to own all of its properties and assets and to carry out and consummate the transactions contemplated herein, and has all necessary federal, state and local
                  authorizations to carry on its business as now being conducted and to consummate the transactions contemplated by this
                  Agreement.

         5.3.     This Agreement has been duly authorized, executed and
                  delivered by ACGIT, and represents ACGIT's valid and binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization,
                  arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. The execution and delivery of this Agreement did not, and the consummation of the
                  transactions contemplated by this Agreement will not, violate
                  ACGIT's Declaration of Trust or By-laws or any agreement or arrangement to which it is a party or by which it is bound.

         5.4.     Short-Term Government has elected to qualify, and has
                  qualified, as a "regulated investment company" under Subtitle
                  A, Chapter 1, Subchapter M, Part I of the Code, as of and
                  since its first taxable year; and has been a regulated
                  investment company at all times since the end of its first taxable year when it so qualified and intends to continue to qualify as a regulated investment company.

         5.5.     The financial statements of Short-Term Government for its
                  fiscal year ended March 31, 2001, audited by
                  PricewaterhouseCoopers LLP, independent auditors, copies of which have been previously furnished to ACMF, present fairly the financial position of Short-Term Government as of March
                  31, 2001 and the results of its operations for the year then ending, in conformity with generally accepted accounting
                  principles.

         5.6.     At both the Valuation Time and the Effective Time, there shall be no known liabilities of Short-Term Government whether
                  accrued, absolute, contingent or otherwise, not reflected in the net asset value per share of its shares to be issued
                  pursuant to this Agreement.

         5.7.     There are no legal, administrative or other proceedings
                  pending or, to its knowledge, threatened against ACGIT or
                  Short-Term Government that could result in liability on the part of ACGIT or Short-Term Government.

         5.8.     No consent, approval, authorization or order of any court or governmental authority is required for the consummation by
                  ACGIT of the transactions contemplated by this Agreement,
                  except such as may be required under the 1933 Act, the 1934
                  Act, the 1940 Act, the rules and regulations under those Acts, and state securities laws.

         5.9.     Insofar as the following relate to ACGIT, the N-14
                  Registration Statement on its effective date, at the time of any shareholders' meetings referred to herein and at the
                  Effective Time: (i) shall comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act, the rules and regulations thereunder, and state securities laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this subsection shall apply only to statements in or omissions from the N-14 Registration Statement made in reliance upon and in conformity with information furnished by
                  ACGIT for use in the N-14 Registration Statement.

         5.10.    The shares of Short-Term Government to be issued and delivered to Limited-Term Bond for the account of record holders of
                  shares of Limited-Term Bond pursuant to the terms hereof shall have been duly authorized as of the Effective Time and, when so issued and delivered, shall be registered under the 1933
                  Act, duly and validly issued, fully paid and non-assessable, and no shareholder of ACGIT shall have any preemptive right of subscription or purchase in respect thereto.

6.       SHAREHOLDER ACTION ON BEHALF OF LIMITED-TERM BOND.

         6.1.     As soon as practicable after the effective date of the N-14
                  Registration Statement, but in any event prior to the
                  Effective Time and as a condition to the Reorganization, the
                  Board of Directors of ACMF shall call, and ACMF shall hold, a meeting of the shareholders of Limited-Term Bond for the
                  purpose of considering and voting upon:

                  6.1.1.   Approval of this Agreement and the transactions
                           contemplated hereby, including, without limitation:

                           6.1.1.1. The transfer of the Limited-Term Bond Assets
                                    to Short-Term Government and the assumption
                                    by Short-Term Government of the Limited-Term
                                    Bond Liabilities, in exchange for shares of
                                    Short-Term Government, as described in this
                                    Agreement; and

                           6.1.1.2. The liquidation of Limited-Term Bond through
                                    the distribution to its record holders of
                                    shares of the shares of Short-Term
                                    Government as described in this Agreement;
                                    and

                  6.1.2.   Such other matters as may be determined by the Board
                           of Directors or authorized officers of the parties.

         6.2.     Approval of this Reorganization Agreement by the shareholders of Limited-Term Bond shall constitute the waiver of the
                  application of any fundamental policy of Limited-Term Bond that might be deemed to prevent them from taking the actions necessary to effectuate the Reorganization as described, and such policies, if any, shall be deemed to have been amended accordingly.

7.       REGISTRATION STATEMENT AND PROXY SOLICITATION MATERIALS.

         The N-14 Registration Statement under the 1933 Act, including the combined prospectus/proxy statement contained therein under the 1934
         Act and 1940 Act proxy rules, shall be filed with the SEC as promptly as practicable, ACGIT and ACMF have cooperated and shall continue to cooperate with each other, and have furnished and shall continue to furnish each other with the information relating to themselves that is required by the 1933 Act, the 1934 Act, the 1940 Act, the rules and regulations under each of those Acts and state securities laws, to be included in the N-14 Registration Statement.

8.       EFFECTIVE TIME OF THE REORGANIZATION.

         Delivery of the Limited-Term Bond Assets and the shares of Short-Term
         Government to be issued pursuant to Section 1 and the liquidation of
         Limited-Term Bond pursuant to Section 2 shall occur at the opening of business on the next business day following the Valuation Time, or on such other date, and at such place and time, as may be determined by the President or any Vice President of each party hereto. The date and time at which such actions are taken are referred to herein as the
         "Effective Time." To the extent any of the Limited-Term Bond Assets are, for any reason, not transferred at the Effective Time, ACMF shall cause such Limited-Term Bond Assets to be transferred in accordance with this Agreement at the earliest practicable date thereafter.

9.       ACGIT CONDITIONS.

         The obligations of ACGIT hereunder with respect to Short-Term
         Government shall be subject to the following conditions precedent:

         9.1.     This Agreement and the transactions contemplated by this
                  Agreement shall have been approved by the shareholders of
                  Limited-Term Bond, in the manner required by law.

         9.2.     ACMF shall have duly executed and delivered to ACGIT such
                  bills of sale, assignments, certificates and other instruments of transfer ("Transfer Documents") as may be necessary or
                  desirable to transfer all right, title and interest of ACMF and Limited-Term Bond in and to the Limited-Term Bond Assets.
                  The Limited-Term Bond Assets shall be accompanied by all
                  necessary state stock transfer stamps or cash for the
                  appropriate purchase price therefor.

         9.3.     All representations and warranties made in this Agreement
                  shall be true and correct in all material respects as if made at and as of the Valuation Time and the Effective Time. As of
                  the Valuation Time and the Effective Time, there shall have been no material adverse change in the financial position of
                  Limited-Term Bond since October 31, 2000, other than those changes incurred in the ordinary course of business as an
                  investment company. No action, suit or other proceeding shall be threatened or pending before any court or governmental
                  agency in which it is sought to restrain or prohibit, or
                  obtain damages or other relief in connection with, this
                  Agreement or the transactions contemplated herein.

         9.4.     ACGIT shall have received a tax opinion acceptable to ACMF, addressed to ACGIT and ACMF in a form reasonably satisfactory to them and dated the Effective Time, substantially to the effect that for federal income tax purposes: (i) the transfer of the Limited-Term Bond Assets hereunder, and the assumption by Short-Term Government of the Limited-Term Bond Liabilities,
                  in exchange for shares of Short-Term Government, and the
                  distribution of said shares to the shareholders of
                  Limited-Term Bond, as provided in this Agreement, will
                  constitute a reorganization within the meaning of Section 368 of the Code, and Limited-Term Bond and Short-Term Government
                  will each be considered "a party to a reorganization" within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized by Limited-Term Bond as a result of such transaction; (iii) no gain or loss will be recognized by
                  Short-Term Government as a result of such transaction; (iv) no gain or loss will be recognized by the shareholders of
                  Limited-Term Bond on the distribution to them by Limited-Term
                  Bond of shares of Short-Term Government in exchange for their shares of Limited-Term Bond; (v) the aggregate basis of
                  Short-Term Government shares received by each shareholder of
                  Limited-Term Bond will be the same as the aggregate basis of the shareholder's Limited-Term Bond shares immediately prior to the transaction; (vi) the basis of the Limited-Term Bond
                  Assets to Short-Term Government will be the same as the basis of the Limited-Term Bond Assets in the hands of Limited-Term
                  Bond immediately prior to the exchange; (vii) a shareholder's holding period for Short-Term Government shares will be
                  determined by including the period for which the shareholder held the shares of Limited-Term Bond exchanged therefor,
                  provided that the shareholder held such shares of Limited-Term
                  Bond as a capital asset; and (viii) the holding period of
                  Short-Term Government with respect to the Limited-Term Bond
                  Assets will include the period for which the Limited-Term Bond
                  Assets were held by Limited-Term Bond (except to the extent that an activity or investment of Short-Term Government has the effect of diminishing a holding period with respect to an asset).

         9.5.     The SEC shall not have issued any unfavorable advisory report under Section 25(b) of the 1940 Act nor instituted any
                  proceeding seeking to enjoin consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940
                  Act.

         9.6.     The N-14 Registration Statement shall have become effective under the 1933 Act and no stop order suspending such
                  effectiveness shall have been instituted or, to the knowledge of ACGIT, contemplated by the SEC, and the parties shall have received all permits and other authorizations necessary under state securities laws to consummate the transactions
                  contemplated by this Agreement.

         9.7.     The President or a Vice President of ACMF shall have certified that ACMF has performed and complied in all material respects with each of its agreements and covenants required by this
                  Agreement to be performed or complied with by it prior to or at the Valuation Time and the Effective Time.

10.      ACMF'S CONDITIONS.

         The obligations of ACMF hereunder with respect to Limited-Term Bond shall be subject to the following conditions precedent:

         10.1.    This Agreement and the transactions contemplated by this
                  Agreement shall have been approved by the shareholders of
                  Limited-Term Bond in the manner required by law.

         10.2.    All representations and warranties of ACGIT made in this
                  Agreement shall be true and correct in all material respects as if made at and as of the Valuation Time and the Effective
                  Time. As of the Valuation Time and the Effective Time, there shall have been no material adverse change in the financial condition of Short-Term Government since March 31, 2001, other than those changes incurred in the ordinary course of business as an investment company. No action, suit or other proceeding shall be threatened or pending before any court or
                  governmental agency in which it is sought to restrain or
                  prohibit, or obtain damages or other relief in connection
                  with, this Agreement or the transactions contemplated herein.

         10.3.    ACMF shall have received a tax opinion acceptable to ACMF, addressed to ACGIT and ACMF in a form reasonably satisfactory to them and dated the Effective Time, with respect to the
                  matters specified in Section 9.4.

         10.4.    The N-14 Registration Statement shall have become effective under the 1933 Act and no stop order suspending such
                  effectiveness shall have been instituted, or to the knowledge of ACGIT, contemplated by the SEC, and the parties shall have received all permits and other authorizations necessary under state securities laws to consummate the transactions
                  contemplated by this Agreement.

         10.5.    ACMF shall not sell or otherwise dispose of any shares of
                  Short-Term Government to be received in the transactions
                  contemplated herein, except in distribution to its
                  shareholders as contemplated herein.

         10.6.    The SEC shall not have issued any unfavorable advisory report under Section 25(b) of the 1940 Act nor instituted any
                  proceeding seeking to enjoin consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940
                  Act.

         10.7.    The President or a Vice President of ACGIT shall have
                  certified that ACGIT has performed and complied in all
                  material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Valuation Time and the Effective Time.

11.      TAX DOCUMENTS.

         ACMF shall deliver to ACGIT at the Effective Time confirmations or other adequate evidence as to the adjusted tax basis of the
         Limited-Term Bond Assets then delivered to Short-Term Government in accordance with the terms of this Agreement.

12.      FURTHER ASSURANCES.

         Subject to the terms and conditions herein provided, each of the parties hereto shall use its best efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments, and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this Agreement.

13.      TERMINATION OF REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of the parties set forth in this
         Agreement shall terminate at the Effective Time.

14.      TERMINATION OF AGREEMENT.

         14.1.    This Agreement may be terminated prior to the Effective Time by the Board of Trustees of ACGIT or the Board of Directors of
                  ACMF, as provided below:

                  14.1.1.  By ACGIT if the conditions set forth in Section 9 are not satisfied in said Section;

                  14.1.2.  By ACMF if the conditions set forth in Section 10 are not satisfied as specified in said Section;

                  14.1.3.  By the mutual consent of the parties.

         14.2.    If a party terminates this Agreement because one or more of its conditions precedent have not been fulfilled, or if this
                  Agreement is terminated by mutual consent, this Agreement will become null and void without any liability of either party or any of their investment portfolios to the other; provided, however, that if such termination is by ACGIT pursuant to
                  Section 14.1.1 as a result of a breach by ACMF of any of its representations, warranties or covenants in this Agreement, or such termination is by ACMF pursuant to Section 14.1.2 as a result of a breach by ACGIT of any of its representations, warranties or covenants in this Agreement, nothing herein
                  shall affect the non-breaching party's right to damages on account of such other party's breach.

15.      AMENDMENT AND WAIVER.

         At any time prior to or (to the fullest extent permitted by law) after approval of this Agreement by the shareholders of ACMF, (a) the parties hereto may, by written agreement authorized by their respective Board of Directors or Trustees, as the case may be, or their respective
         Presidents or any Vice Presidents, and with or without the approval of their shareholders, amend any of the provisions of this Agreement, and
         (b) either party may waive any breach by the other party or the failure to satisfy any of the conditions to its obligations (such waiver to be in writing and executed by the President or Vice President of the waiving party with or without the approval of such party's shareholders).

16.      GOVERNING LAW.

         This Agreement and the transactions contemplated hereby shall be governed, construed and enforced in accordance with the laws of
         Massachusetts without giving effect to the conflicts of law principles otherwise applicable therein.

17.      SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon the respective successors and permitted assigns of the parties hereto. This Agreement and the rights, obligations and liabilities hereunder may not be assigned by either party without the consent of the other party.

18.      BENEFICIARIES.

         Nothing contained in this Agreement shall be deemed to create rights in persons not parties hereto, other than the successors and permitted assigns of the parties.

19.      ACGIT LIABILITY.

         19.1.    The name "American Century Government Income Trust" and
                  "Trustees of American Century Government Income Trust" refer respectively to the trust created and the trustees, as
                  trustees but not individually or personally, acting from time to time under an Amended and Restated Agreement and
                  Declaration of Trust dated as of March 9, 1998, as amended, which is hereby referred to and copies of which are on file at the office of the State Secretary of the Commonwealth of
                  Massachusetts and at the principal office of ACGIT. The
                  obligations of ACGIT entered into in the name or on behalf thereof by any of its trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the trustees, shareholders or
                  representatives of ACGIT personally, but bind only the trust property, and all persons dealing with any portfolio of ACGIT must look solely to the trust property belonging to such
                  portfolio for the enforcement of any claims against ACGIT.

         19.2.    Both parties specifically acknowledge and agree that any
                  liability of ACGIT under this Agreement with respect to
                  Short-Term Government, or in connection with the transactions contemplated herein with respect to Short-Term Government, shall be discharged only out of the assets of Short-Term
                  Government and that no other portfolio of ACGIT, if any, shall be liable with respect thereto.

20.      ACMF LIABILITY.

         Both parties specifically acknowledge and agree that any liability of
         ACMF under this Agreement with respect to Limited-Term Bond or in connection with the transactions contemplated herein with respect to
         Limited-Term Bond, shall be discharged only out of the Limited-Term
         Bond Assets and that no other portfolio of ACMF shall be liable with respect thereto.

21.      NOTICES.

         All notices required or permitted herein shall be in writing and shall be deemed to be properly given when delivered personally or by telecopier to the party entitled to receive the notice or when sent by certified or registered mail, postage prepaid, or delivered to a nationally recognized overnight courier service, in each case properly addressed to the party entitled to receive such notice at the address or telecopier number stated below or to such other address or telecopier number as may hereafter be furnished in writing by notice similarly given by one party to the other party hereto:

         If to American Century Government Income Trust or American Century
         Mutual Funds, Inc.:

                                            Charles A. Etherington
                                            4500 Main Street
                                            Kansas City, MO  64111

22.      EXPENSES.

         Expenses incurred in connection with the Reorganization are the sole responsibility of and will be borne by American Century Investment
         Management, Inc. or one or more of its affiliates.

23.      ENTIRE AGREEMENT.

         This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understandings relating to matters provided for herein.

24.      COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which, when executed and delivered shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers designated below as of the date first written.

AMERICAN CENTURY GOVERNMENT
    INCOME TRUST

By:  /s/Charles A. Etherington
     Charles A. Etherington
     Vice President

ATTEST:      /s/Anastasia H. Enneking
             Anastasia H. Enneking

AMERICAN CENTURY MUTUAL FUNDS,
    INC.

By:  /s/Charles A. Etherington
     Charles A. Etherington
     Vice President

ATTEST:      /s/Anastasia H. Enneking
             Anastasia H. Enneking